Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 17,645,126.65	0.0001381	$ 2,436.79
Fees Previously Paid
	Total Transaction Valuation:	$ 17,645,126.65
	Total Fees Due for Filing:			$ 2,436.79
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 1,946.31
	Net Fee Due:			$ 490.48
Offering Note
[1]	(1) Calculated solely for purposes of determining the amount of the filing fee. This amount is based upon the offer to purchase up to 1,861,300.28 shares of common stock, par value $0.01 per share, of AB Private Credit Investors Corporation, at a price equal to $9.48 per share, which represents the Fund's net asset value per share as of December 31, 2025, and is used for purposes of calculating the estimated aggregate maximum purchase price for shares. (2) The amount of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, as modified by that Section 6(b) Filing Fee Rate Advisory for Fiscal Year 2026, equals $138.10 per million dollars of the value of the transaction.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1, 2		Schedule TO	005-90731	11/28/2018		$ 1,534.52
Fee Offset Claims	3		Schedule TO	005-90731	02/22/2019		$ 411.79
Fee Offset Sources		AB Private Credit Investors Corp	Schedule TO	005-90731		11/28/2018		$ 1,534.52
Fee Offset Sources		AB Private Credit Investors Corp	Schedule TO	005-90731		02/22/2019		$ 411.79
Explanation of the basis for claimed offset:
[1]	An aggregate fee of $1,552.81 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on February 22, 2019 (the "February 2019 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2019 Schedule TO-I filed on March 27, 2019 was $8.81, as $72,667.54 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,552.81 filing fee paid in connection with the February 2019 Schedule TO-I is being used to offset a portion of the filing fee of the Schedule TO-I by the Company (File No. 005-90731) on November 28, 2025 (the "November 2025 Schedule TO-I"). More specifically, $1,102.21 from the filing fee paid in connection with the February 2019 Schedule TO-I was used to offset the final transaction fee due from the filing of the November 2025 Schedule TO-I. The remaining $411.79 portion of the filing fee paid in connection with the February 2019 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[3]	An aggregate fee of $1,542.78 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on November 28, 2018 (the "November 2018 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the November 2018 Schedule TO-I filed on December 28, 2018 was $8.26, as $68,121.91 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining portion of the $1,534.52 filing fee paid in connection with the February 2019 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Offset Note
[2]	(3) An aggregate fee of $941.37 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on August 26, 2022 (the "August 2022 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the August 2022 Schedule TO-I filed on November 14, 2022 was $329.58, as $3,555,388.97 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $941.37 filing fee paid in connection with the August 2022 Schedule TO-I was used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-90731) on February 28, 2025 (the "February 2025 Schedule TO-I") and the filing of the Schedule TO-I by the Company (File No. 005-90731) on May 23, 2025 (the "May 2025 Schedule TO-I"). More specifically, $589.61 from the filing fee paid in connection with the August 2022 Schedule TO-I was used to offset the final transaction fee due from the filing of the February 2025 Schedule TO-I, and $32.18 was used to offset the final transaction fee due from the filing of the May 2025 Schedule TO-I. An aggregate fee of $819.09 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on May 27, 2022 (the "May 2022 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2022 Schedule TO-I filed on August 12, 2022 was $555.34, as $5,990,764.58 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $819.09 filing fee paid in connection with the May 2022 Schedule TO-I was used to offset the filing fee due in connection with the filing of the May 2025 Schedule TO-I. More specifically, $263.75 from the filing fee paid in connection with the May 2022 Schedule TO-I was used to offset the final transaction fee due from the filing of the May 2025 Schedule TO-I. An aggregate fee of $721.64 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on February 25, 2022 (the "February 2022 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2022 Schedule TO-I filed on May 13, 2022 was $378.34, as $4,081,369.77 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $721.64 filing fee paid in connection with the February 2022 Schedule TO-I was used to offset the filing fee due in connection with the filing of the May 2025 Schedule TO-I. More specifically, $343.30 from the filing fee paid in connection with the February 2022 Schedule TO-I was used to offset the final transaction fee due from the filing of the May 2025 Schedule TO-I. An aggregate fee of $635.45 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on November 26, 2021 (the "November 2021 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the November 2021 Schedule TO-I filed on February 16, 2022 was $439.04, as $4,736,138.63 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $635.45 filing fee paid in connection with the November 2021 Schedule TO-I was used to offset the filing fee due in connection with the filing of the May 2025 Schedule TO-I. More specifically, $196.41 from the filing fee paid in connection with the November 2021 Schedule TO-I was used to offset the final transaction fee due from the filing of the May 2025 Schedule TO-I. An aggregate fee of $1,359.69 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on May 28, 2021 (the "May 2021 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2021 Schedule TO-I filed on August 5, 2021 was $1,224.15, as $11,220,395.48 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,359.69 filing fee paid in connection with the May 2021 Schedule TO-I was used to offset the filing fee due in connection with the filing of the May 2025 Schedule TO-I. More specifically, $135.54 from the filing fee paid in connection with the May 2021 Schedule TO-I was used to offset the final transaction fee due from the filing of the May 2025 Schedule TO-I. An aggregate fee of $2,125.52 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on February 26, 2021 (the "February 2021 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2021 Schedule TO-I filed on May 10, 2021 was $1,206.85, as $11,061,880.89 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $2,125.52 filing fee paid in connection with the February 2021 Schedule TO-I was used to offset the filing fee due in connection with the filing of the May 2025 Schedule TO-I. More specifically, $270.26 from the filing fee paid in connection with the February 2021 Schedule TO-I was used to offset the final transaction fee due from the filing of the May 2025 Schedule TO-I, and $648.41 was used to offset the final transaction fee due from the filing of the August 2025 Schedule TO-I. An aggregate fee of $1,528.95 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on August 16, 2019 (the "August 2019 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the August 2019 Schedule TO-I filed on September 30, 2019 was $10.23, as $84,413.35 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,528.95 filing fee paid in connection with the August 2019 Schedule TO-I was used to offset the filing fee due in connection with the filing of the August 2025 Schedule TO-I. More specifically, $1,518.72 from the filing fee paid in connection with the August 2019 Schedule TO-I was used to offset the final transaction fee due from the filing of the August 2025 Schedule TO-I. An aggregate fee of $1,532.03 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on May 17, 2019 (the "May 2019 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2019 Schedule TO-I filed on June 26, 2019 was $9.10, as $75,042.34 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,532.03 filing fee paid in connection with the May 2019 Schedule TO-I was used to offset the filing fee due in connection with the filing of the August 2025 Schedule TO-I and the November 2025 Schedule TO-I. More specifically, $322.02 from the filing fee paid in connection with the May 2019 Schedule TO-I was used to offset the final transaction fee due from the filing of the August 2025 Schedule TO-I and $1,200.91 was used to offset the final transaction fee due from the filing of the November 2025 Schedule TO-I. An aggregate fee of $1,552.81 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on February 22, 2019 (the "February 2019 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2019 Schedule TO-I filed on March 27, 2019 was $8.81, as $72,667.54 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,552.81 filing fee paid in connection with the February 2019 Schedule TO-I was used to offset the filing fee due in connection with the filing of the November 2025 Schedule TO-I and is being used to offset a portion of the filing fee in connection with this Schedule TO-I. More specifically, $1,102.21 from the filing fee paid in connection with the February 2019 Schedule TO-I was used to offset the final transaction fee due from the filing of the November 2025 Schedule TO-I and $411.79 is being used to offset the final transaction fee due from the filing of this Schedule TO-I.